Elevation Series Trust 485BPOS

Exhibit 99(e)(2)

Amendment #8 to the Distribution Agreement

This Amendment #8 to the Distribution Agreement is entered into on June 24, 2025 (the “Amendment”) by and among each of Elevation Series Trust, a Delaware statutory trust (the “Trust”), on behalf of each of its series listed on Exhibit A hereto (each, a “Fund” and collectively, the “Funds”), and Paralel Distributors LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Distributor and the Trust a previously entered into the Distribution Agreement, dated as of September 27, 2022 (as amended, restated, modified or supplemented from time to time, the “Agreement”) pursuant to which it provides underwriting and other services to the Funds; and

WHEREAS, the Distributor and the Trust wish to amend the amended Exhibit A to the Agreement to reflect the addition of certain new funds (each, a “New Fund”).

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.	Exhibit A of the Agreement is superseded and replaced with the Exhibit A attached hereto, with the effective date of each New Fund as set forth within.

2.	The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ELEVATION SERIES TRUST

A Delaware statutory trust

By:	/s/ Bradley Swenson
Name:	Bradley Swenson
Title:	President

PARALEL DISTRIBUTORS LLC

A Delaware limited liability company

By:	/s/ Jeremy May
Name:	Jeremy May
Title:	Chief Executive Officer

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EXHIBIT A

Funds

Fund Name	Ticker	Effective Date
SRH U.S. Quality ETF	SRHQ	September 27, 2022
Sovereign's Capital Flourish Fund	SOVF	October 3, 2023
SRH REIT Covered Call ETF	SRHR	November 2, 2023
TrueShares Quarterly Bull Hedge ETF	QBUL	July 1, 2024
TrueShares Quarterly Bear Hedge ETF	QBER	July 1, 2024
The Opal International Dividend Income ETF	IDVZ	December 14, 2024
Clough Hedged Equity ETF	CBLS	January 16, 2025
Clough Select Equity ETF	CBSE	January 16, 2025
TrueShares Seasonality Laddered Buffered ETF	ONEZ	January 20, 2025
Clough Short Duration ETF	CBSD	[_________, 2025]
Clough Flexible Income ETF	CBFI	[_________, 2025]
RiverNorth Active Income ETF	CEFZ	[_________, 2025]
RiverNorth Patriot ETF	FLDZ	June 16, 2025
RiverNorth Enhanced Pre-Merger SPAC ETF	SPCZ	June 16, 2025
Opal Dividend Income ETF	DIVZ	June 16, 2025
TrueShares Technology, AI, & Deep Learning ETF	LRNZ	June 16, 2025
TrueShares Active Yield ETF	ERNZ	June 16, 2025
TrueShares Eagle Global Renewable Energy Income ETF	RNWZ	June 16, 2025
TrueShares ConVex Protect ETF	PVEX	June 30, 2025

TrueShares Structured Outcome Series ETFs (“Structured Outcome Series”)

• TrueShares Structured Outcome (January) ETF	JANZ	[_________, 2025]
• TrueShares Structured Outcome (February) ETF	FEBZ	[_________, 2025]
• TrueShares Structured Outcome (March) ETF	MARZ	[_________, 2025]
• TrueShares Structured Outcome (April) ETF	APRZ	[_________, 2025]
• TrueShares Structured Outcome (May) ETF	MAYZ	[_________, 2025]
• TrueShares Structured Outcome (June) ETF	JUNZ	[_________, 2025]
• TrueShares Structured Outcome (July) ETF	JULZ	[_________, 2025]
• TrueShares Structured Outcome (August) ETF	AUGZ	[_________, 2025]
• TrueShares Structured Outcome (September) ETF	SEPZ	[_________, 2025]
• TrueShares Structured Outcome (October) ETF	OCTZ	[_________, 2025]
• TrueShares Structured Outcome (November) ETF	NOVZ	[_________, 2025]
• TrueShares Structured Outcome (December) ETF	DECZ	[_________, 2025]

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